Exhibit 99.1

Mallinckrodt Completes Spin-Off of Par Health, Introduces Keenova Therapeutics

Keenova Focused on Advancing Therapies to Address Unmet Patient Needs

Company Intends to Pursue Public Equity Listing in 2026

DUBLIN, Nov. 10, 2025 -- Mallinckrodt plc ("Mallinckrodt") today announced the completion of the planned spin-off of its Par Health generic pharmaceuticals and sterile injectables businesses. Moving ahead, Mallinckrodt will be known as Keenova Therapeutics ("Keenova" or the "Company") and will focus on developing, manufacturing, and commercializing branded therapeutics that help patients with rare or unaddressed conditions live happier and healthier lives.

"We are proud to introduce Keenova Therapeutics as a new company with a new identity and a new future," said Siggi Olafsson, President and Chief Executive Officer. "The name 'Keenova' reflects two complementary attributes of our Company – a keen focus on helping patients receive the care they deserve and the innovation required to develop our therapeutics. Our tagline – 'Keen to Solve, Keen to Serve' – underscores our commitment to solving the challenges our patients face and serving them with integrity."

Keenova currently intends to pursue a listing of its ordinary shares on the New York Stock Exchange in 2026, subject to approval by Keenova's Board of Directors and other considerations and conditions. The Company expects to conduct a public offering of its ordinary shares to facilitate the listing at that time.

Mr. Olafsson added, "On behalf of our Board and leadership team, I thank our team members for the extraordinary effort required to make Keenova a reality. We are excited about the tremendous opportunities we see ahead to support patients and providers and to create value for our shareholders, employees, customers, and other stakeholders."

Portfolio Positioned for Growth

Keenova consists of the branded businesses of Mallinckrodt and Endo, Inc., which completed their merger in July 2025. The Company had 2024 pro-forma combined revenue of $1.7 billion and employs more than 1,600 team members. Keenova is globally headquartered in Dublin, Ireland, with a U.S.-focused commercial and manufacturing footprint.

Keenova's leading therapeutics include Acthar® Gel, a corticotropin treatment for people living with certain chronic or acute inflammatory or autoimmune conditions, and XIAFLEX®, a nonsurgical injectable biologic that selectively targets collagen in adults with Dupuytren's contracture and Peyronie's disease.

Moving forward, Keenova's strategic focus is on building on its strong foundation by pursuing opportunities to grow its pipeline and expand its diversified brands portfolio across a wide range of therapeutic areas of significant unmet need, including rheumatology, ophthalmology, nephrology, pulmonology, neurology, urology, and orthopedics. This strategy is supported by strong commercial capabilities, a robust quality and compliance culture, financial flexibility and an experienced leadership team.

Advisors

Wachtell, Lipton, Rosen & Katz served as the Company's lead counsel, and Arthur Cox served as Irish counsel. Hogan Lovells also served as counsel to the Company.

About Keenova

Keenova Therapeutics is a leading global developer and manufacturer of branded therapeutics that strives to help patients with rare or unaddressed conditions live happier and healthier lives.

The Company's diversified brands portfolio is focused across a wide range of therapeutic areas of significant unmet need, including endocrinology, gastroenterology, hepatology, immunology, neonatal respiratory critical care, nephrology, neurology, pulmonology, ophthalmology, orthopedics, rheumatology and urology. Globally headquartered in Dublin, Ireland, Keenova benefits from a strong U.S. manufacturing footprint with facilities in Louisiana, New Jersey, New York, Pennsylvania and Wisconsin. To learn more, please visit www.keenova.com.

Keenova uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission ("SEC") disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

Information Regarding Forward-Looking Statements

Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results of the Company, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting the Company's business and any other statements regarding events or developments the Company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the expected benefits and synergies of the business combination with Endo ("Business Combination") may not be fully realized in a timely manner, or at all; the Company's increased indebtedness as a result of the Business Combination and significant transaction costs related to the Business Combination; the expected growth opportunities, profit improvements, cost savings and other benefits as a result of the spin-off of Par Health may not be fully realized in a timely manner, or at all; unanticipated costs, litigation and/or regulatory inquiries and investigations as a result of the spin-off of Par Health; risks associated with being a smaller, less diversified company as a result of the spin-off of Par Health; potential changes in the Company's business strategy and performance; exposure to global economic conditions and market uncertainty; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to the Company's or its officers; the Company's contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with the Company's suppliers, customers, employees and other third parties; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of the Company's products due to legal changes or changes in insurers' or other payers' reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by the Company's approved and investigational products, which could limit their commercial profile or result in other negative consequences; the Company's and its partners' ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect, the INOmax Evolve DS delivery system, and XIAFLEX; the Company's ability to successfully identify or discover additional products or product candidates; the Company's ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; the Company's and its partners' ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; the Company's reliance on certain individual products that are material to its financial performance; the Company's ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; the Company's significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; the Company's substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing the Company's indebtedness and settlement obligation on the Company's operations, future financings and use of proceeds; the Company's variable rate indebtedness; the Company's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the comparability of the Company's post-emergence financial results and the projections filed with the U.S. Bankruptcy Court for the District of Delaware and the lack of comparability of the Company's historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from Mallinckrodt's and Endo's respective bankruptcy proceedings.

The "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2024, its Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2025, its Quarterly Report for the quarterly period ended June 27, 2025, and its Quarterly Report for the quarterly period ended September 26, 2025 to be filed with the SEC, its Registration Statement on Form S-4, as amended, filed with the SEC, and other filings with the SEC, all of which are on file with the SEC and available from the SEC's website (www.sec.gov) and the Company's website (www.keenova.com), identify and describe in more detail the risks and uncertainties to which the Company's businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

No Offer of Securities

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any such offering would be made pursuant to a registration statement to be filed with the SEC. The price and number of the ordinary shares to be sold in any such offering have not yet been determined. The timing of any such offering would be subject to market and other conditions and the completion of the SEC's review process. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Contacts

Investors
Juan Avendano
avendano.juan@endo.com

Government Affairs & Patient Advocacy
Derek Naten
Derek.Naten@mnk.com

Media
Linda Huss
huss.linda@endo.com

or

Michael Freitag / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Pro Forma Combined Net Sales

Amounts in millions

Mallinckrodt plc	Endo, Inc.
Specialty Brands	Branded Pharmaceuticals
	Predecessor Period	Successor Period		Non-GAAP Pro Forma Combined
Year Ended December 27, 2024	January 1, 2024 - April 23, 2024	January 1, 2024 - December 31, 2024	Pro Forma Adjustment (1)	Year Ended December 27, 2024
$841.8	$279.7	$610.2	$(2.9)	$1,728.8

(1) Reflects the elimination of Amitiza sales by Mallinckrodt to Endo during the period

SOURCE: Keenova Therapeutics